Exhibit 23.01

                     CONSENT OF GRANT THORNTON LLP







                                  CONSENT
                                  -------


We have issued our report dated October 3, 1997, accompanying the consolidated financial statements included in the Annual Report of Lifschultz Industries, Inc. on Form 10-KSB for the year ended July 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lifschultz Industries, Inc. on Form S-8 (File No. 333-05487, effective June 26, 1996).


GRANT THORNTON LLP


Provo, Utah
October 3, 1997


















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